REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM



Shareholders and Board of Trustees
Northern Lights Fund Trust II
17605 Wright Street
Omaha, Nebraska 68130


In planning and performing our audit of the financial
statements of The SFG Futures Strategy Fund (the
"Fund"), a series of Northern Lights Fund Trust II as of
and for the year ended August 31, 2014, in accordance
with the standards of the Public Company Accounting
Oversight Board (United States), we considered the
Fund's internal control over financial reporting,
including controls over safeguarding securities, as a basis
for designing our auditing procedures for the purpose of
expressing our opinion on the financial statements and to
comply with the requirements of Form N-SAR, but not
for the purpose of expressing an opinion on the
effectiveness of the Fund's internal control over financial
reporting.   Accordingly, we express no such opinion.

The management of the Fund is responsible for
establishing and maintaining effective internal control
over financial reporting.   In fulfilling this responsibility,
estimates and judgments by management are required to
assess the expected benefits and related costs of controls.
A company's internal control over financial reporting is
a process designed to provide reasonable assurance
regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting
principles.   A company's internal control over financial
reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect
misstatements.   Also, projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis.   A material weakness is
a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.









Our consideration of
the Fund's internal
control over financial
reporting was for the
limited purpose
described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal
control that might be
material weaknesses
under standards
established by the Public
Company Accounting
Oversight Board (United
States).   However, we
noted no deficiencies in
the Fund's internal
control over financial
reporting and its
operation, including
controls over
safeguarding securities
that we consider to be
material weaknesses as
defined above as of
August 31, 2014.

This report is intended
solely for the
information and use of
management, the Board
of Trustees of the
Northern Lights Fund
Trust II and the
Securities and Exchange
Commission, and is not
intended to be and
should not be used by
anyone other than these
specified parties.




TAIT, WELLER &
BAKER LLP
Philadelphia,
Pennsylvania
October 30, 2014